Press Release

FOR IMMEDIATE RELEASE

Contact: Sandra Novick
             Director of Marketing
             (631) 537-1001, ext. 263

BRIDGE BANCORP INC.
REPORTS SECOND QUARTER 2004 EARNINGS

(Bridgehampton, NY — July 19, 2004) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), today reported earnings for the second quarter of 2004. Net income for the three months ended June 30, 2004 increased 2.7%, totaling $2,542,000 compared to earnings of $2,475,000 for the quarter ended June 30, 2003. Net income for the six months ended June 30, 2004 increased 3.1% to $5,167,000 compared to earnings of $5,013,000 for the same period last year. Diluted earnings per share for the second quarter 2004 were level compared to the same period in 2003 at $0.40 per diluted share. Diluted earnings per share for the first six months of 2004 were $0.82 per share, increasing from $0.81 per share for the six month period ended June 30, 2003.

On June 21, 2004, the Company declared a three-for-two stock split in the form of a stock dividend to shareholders of record as of July 9, 2004. The stock split increased outstanding common shares from 4,257,597 to 6,386,395. All earnings per share amounts previously mentioned have been restated to adjust for the stock split.

The Company continued its strong performance with return on average stockholders’ equity of 23.41% and return on average total assets of 1.96% for the first six months of 2004. Continuing trends of steady growth, total assets were up 9.5% to $555,952,000 at June 30, 2004, approximately $48,248,000 over total assets at June 30, 2003. Total deposits grew 13.0%, or $58,460,000 to $508,271,000, with growth in demand deposits of 19.2% year over year. Demand deposits represented 34.3% of total deposits at June 30, 2004, providing a significant source of low cost funding for asset growth. Stockholders’ equity totaled $42,940,000 at June 30, 2004 as compared to $43,509,000 at June 30, 2003. Offsetting retained

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earnings over the 12 month period was the reduction in value of the securities available for sale portfolio, net of tax, from unrealized gains of $4,025,000 at June 30, 2003 to unrealized losses, net of tax, of $1,452,000 at June 30, 2004. With a capital ratio of 8.0%, the Company remains well positioned for future growth.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s quarterly and year to date results, “We remain proactive in light of the changing economic environment and its effect on interest rate, credit and capital risks relative to our balance sheet. Total loans grew by 9.6% or $25,208,000 at June 30, 2004 as compared to June 30, 2003. We provided $50,000 to the allowance for loan losses this quarter. Credit quality of both the loan and investment portfolios remains strong through the first half of 2004. The net interest margin for the first six months of 2004 was 5.0% compared to 5.3% for the first six months of 2003. Although the net interest margin is expected to narrow in the early stages of a rising rate environment causing further pressure on short-term earnings, we continue to anticipate that our balance sheet will benefit from asset sensitivity over the long term.”

Mr.     Tobin continued, “While net interest income has been squeezed, we expect that our branch expansion plan will further support balance sheet growth. The Bank is in the process of developing a new branch location in Westhampton Beach, as well as expanded and improved properties in both Southampton and East Hampton Villages. Additionally, Bridge Abstract, the Bank’s wholly owned title insurance subsidiary, continues to demonstrate excellent potential for generation of non interest revenues.”

The Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, and Southold.

Attached	to this release are selected financial highlights for the quarter and year to date.

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This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” “likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, prevailing economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality and composition of the Bank’s loan and investment portfolios, changes in management’s business strategies, changes in accounting principles, policies or guidelines, changes in real estate values and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, markets, products, services and prices. The forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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BRIDGE BANCORP, INC. AND SUBSIDIARY
Unaudited Condensed Consolidated Statements of Condition
(In thousands)

                                                                                 June 30,       December 31,              June 30,
                                                                                     2004               2003                  2003
                                                                     --------------------------------------------------------------
  ASSETS
  Cash and cash equivalents                                                      $ 15,988           $ 13,039              $ 20,803
  Investment in debt and equity securities, net:
  Securities available for sale, at fair value                                    224,148            195,341               205,029
  Securities held to maturity                                                      11,279             14,396                 6,713
  Loans                                                                           287,932            273,188               262,724
  Less:  Allowance for loan losses                                                 (2,172)            (2,144)               (2,175)
  Loans, net                                                                      285,763            271,044               260,549
  Banking premises and equipment, net                                              13,788             11,623                 9,519
  Accrued interest receivable and other assets                                      4,989              6,170                 5,091
                                                                     --------------------------------------------------------------
             Total Assets                                                        $555,952           $511,613              $507,704
                                                                     ==============================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Demand deposits                                                                $174,189           $159,405              $146,090
  Savings, N.O.W. and money market deposits                                       267,200            229,847               242,931
  Certificates of deposit of $100,000 or more and other time deposits              66,882             67,907                60,790
  Overnight borrowings                                                              3,100              5,900                10,500
  Other liabilities and accrued expenses                                            1,641              5,760                 3,884
  Total Stockholders' Equity                                                       42,940             42,794                43,509
                                                                     --------------------------------------------------------------
  Total Liabilities and Stockholders' Equity                                     $555,952           $511,613              $507,704
                                                                     ==============================================================

BRIDGE BANCORP, INC. AND SUBSIDIARY
Unaudited Condensed Consolidated Statements of Income
(In thousands)
                                                                              3 months ended June 30,                  6 months ended June 30,
                                                                     ---------------------------------------- -----------------------------------------
                                                                                     2004               2003                  2004                2003
                                                                     ---------------------------------------- -----------------------------------------
Interest income                                                                    $6,651             $6,222               $13,094             $12,790
Interest expense                                                                      563                715                 1,102               1,484
                                                                     ---------------------------------------- -----------------------------------------
Net interest income                                                                 6,088              5,507                11,992              11,306
Provision for loan losses                                                              50                  -                    50                   -
                                                                     ---------------------------------------- -----------------------------------------
Net interest income after  provision for loan losses                                6,038              5,507                11,942              11,306

Other income                                                                        1,210                971                 2,180               1,819
Net security gains                                                                      5                566                   626               1,200
Other expenses                                                                      3,296              3,147                 6,699               6,436
                                                                     ---------------------------------------- -----------------------------------------
Income before income taxes                                                          3,957              3,897                 8,049               7,889
                                                                     ---------------------------------------- -----------------------------------------
Provision for income taxes                                                          1,415              1,422                 2,882               2,876
                                                                     ---------------------------------------- -----------------------------------------
Net income                                                                         $2,542             $2,475               $ 5,167             $ 5,013
                                                                     ======================================== =========================================
Basic earnings per share                                                           $ 0.41             $ 0.40               $  0.83             $  0.81
                                                                     ======================================== =========================================
Diluted earnings per share                                                         $ 0.40             $ 0.40               $  0.82             $  0.81
                                                                     ======================================== =========================================
Weighted average common shares                                                      6,251              6,186                 6,246               6,185
                                                                     ======================================== =========================================
Weighted average common and common equivalent shares                                6,331              6,234                 6,330               6,228
                                                                     ======================================== =========================================

Share and per share amounts have been restated for a three-for-two stock split.